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                          PROPERTY MANAGEMENT AGREEMENT
                          -----------------------------

                                 [Halifax Plaza]

           THIS PROPERTY MANAGEMENT AGREEMENT ("Agreement") made as of January , 2003 by and between HALIFAX PLAZA ASSOCIATES, L.P., a Delaware limited partnership ("Owner"), and BRENTWAY MANAGEMENT LLC, a New York limited liability company ("Manager").

                                   BACKGROUND

          A. Owner is the owner of the land and improvements known as Halifax Plaza, Halifax, Pennsylvania (the "Property").

          B. Owner desires to retain Manager as Owner's exclusive manager and broker for the purposes of leasing and managing the Property on behalf of Owner and Manager is willing to act as Manager for Owner with respect to the Property on the terms and conditions of the Agreement as more fully set forth herein.

          NOW THEREFORE, in consideration of the agreements and covenants herein contained, and intending to be legally bound hereby, Owner and Manager agree as follows:

         1. Owner hereby employs Manager to manage and lease as the exclusive broker the Property upon the terms and conditions hereinafter set forth for an initial term of one (1) year from the date hereof unless otherwise extended, renewed or terminated as hereinafter set forth.

         2. Manager agrees to perform the following:

                  2.1. Use its best efforts to lease or cause brokers or other agents to lease on behalf of Owner all available space in the Property;

                  2.2. Diligently to collect rents, additional rents and all other sums due from tenants when due and, where necessary or appropriate, and except as directed otherwise by Owner (in which event Owner shall bear the administrative costs of relieving Manager of such duty or duties), take all such actions as Manager shall deem necessary or advisable to enforce all rights and remedies of Owner under the leases relating to the Property (the "Leases") or to protect the interest of Owner, including, without limitation, the preparation and delivery to tenants under the Leases ("Tenants") of all "late payment", default, and other appropriate notices, requests, bills, demands, and statements. Manager may retain counsel, collection agencies, and such other persons and firms as Manager shall deem appropriate or advisable to enforce, after notification to Owner, by legal action the rights and remedies of Owner against any Tenant default in the performance of its obligations under a Lease. Manager shall promptly notify Owner of the progress of any such legal action;



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                  2.3. To pay from the operating funds of the Property or such other funds as are provided by Owner bills and expenses for the maintenance, repair and operation of the Property, provided, however, that all expenditures in excess of $5,000 in any single transaction or more than $50,000 in the aggregate in any period of twelve (12) consecutive months shall be subject to Owner's approval unless such expenditure is included in the operating budget for the Property that has been approved by Owner, and provided further that Manager shall notify Owner of budget expenditures cumulatively exceeding one hundred ten percent (110%) of the total expenditures shown on any approved annual budget;

                  2.4. To establish and maintain such books of account, records, and other documentation pertaining to the operation and maintenance of the Property as are customarily maintained by managing Managers of properties similar in location and size to that of the Property. Manager shall prepare or cause to be prepared and file all returns and other reports relating to the Property (other than (a) income tax returns and (b) any reports or returns that may be required of any foreign owner of U.S. real property) as may be required by any governmental authority or otherwise under this Agreement. Manager shall periodically report to Owner on the general operations, occupancy, physical condition, disbursements, delinquencies, uncollectible accounts, and other matters relating to the Property. Manager shall prepare and forward to Owner a written report each month showing the receipts and expenditures for such month, the receipts and expenditures year-to-date and the variations from the agreed upon budget. These statements shall, upon Owner's request, be accompanied by appropriate documentation of all expenditures made by Manager under this Agreement. As soon as practicable after the end of each calendar year and after the expiration or termination of this Agreement, Manager shall use reasonable efforts to prepare and deliver to Owner statements pertaining to the operation and maintenance of the Property during the preceding calendar year. Manager shall prepare and submit to Owner for its approval no later than December 1st of each calendar year (or such later date as the parties agree) a proposed pro forma budget for all costs pertaining to the operation and maintenance of the Property during the ensuing calendar year. Each such budget shall be substantially in the same form as the approved budget in effect for the prior calendar year, shall set forth expenditures on an annual and a monthly basis, and shall not, except for informational purposes, include estimates for costs and expenses for which Owner will be reimbursed by Tenants under the Leases. Manager shall make such reasonable modifications to each proposed pro forma budget it prepares in accordance with this section until Owner shall have approved this budget in writing, which approval shall not be unreasonably withheld or delayed;

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                  2.5. To account for all advance deposits of Tenants;

                  2.6. To refund to Tenants from escrow accounts, funds of the Property or funds provided by Owner, as appropriate, pro-rated rents, rebates, allowances, advance deposit refunds, and such other amounts as are legally due Tenants;

                  2.7. To collect from Tenants all insurance policies, Tenant insurance certificates, or other evidence of insurance required to be carried by Tenants;

                  2.8. Unless otherwise instructed by Owner, to secure for and on behalf of and at the expense of Owner such insurance, including without limitation, employee dishonesty insurance, fire and extended coverage property insurance, public liability insurance and workers' compensation insurance, as may be deemed by Owner (or any mortgagees) to be necessary or appropriate, in amounts satisfactory to Owner and Manager and naming Owner and Manager as co-insureds and in form and substance satisfactory to Owner, Manager and any mortgagees; provided, however, that if Manager promptly notifies Owner of the insurance so secured on behalf of Owner, and promptly complies with Owner's instructions regarding such insurance, Owner releases and holds Manager harmless of and from any claims, loss, damages and liability of any nature whatsoever based upon or in any way relating to Manager's securing or failure to secure any insurance, or any decision made by Manager with respect to the amount or extent of coverage thereof or the company or companies issuing, brokering or negotiating such insurance;

                  2.9. To respond to complaints and inquiries by Tenants, prospective tenants and others, and to take such corrective actions as Manager deems appropriate;

                  2.10. To contract on behalf of and at the expense of Owner for such supplies and services in reasonable quantities and at reasonable prices as may be appropriate with respect to the Property, and to supervise and administer such contracts, including, without limitation, contracts for mechanical maintenance (including preventative maintenance), window and facade maintenance and cleaning, metal maintenance, pest control, trash removal, janitorial and maintenance supplies, building security, public relations, collection and credit reporting, legal and accounting services, computer services, architectural and engineering services, laundry services, and janitorial or cleaning services, provided Manager shall obtain competitive bids from two non-affiliates for any conract having a value of $10,000.00 or more;

                  2.11. Intentionally omitted;

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                  2.12. Intentionally omitted;

                  2.13. To supervise and coordinate the moving in and moving out of Tenants to accomplish efficient and time saving use of personnel and elevators and maintain appropriate public relations with Tenants and prospective tenants;

                  2.14. Manager shall maintain casualty and liability insurance in the name of the Owner for the Property in amounts reasonably acceptable to Owner;

                  2.15. To prepare and file or cause to be prepared and filed on behalf of Owner such applications for permits, and/or licenses as may be required for the operation of the Property;

                  2.16. To prepare and, where appropriate, transmit payroll records, accounting reports, vacancy and occupancy reports, delinquency reports, cash flow reports, and disbursement ledgers. Manager may contract with others, including but not limited to entities or persons affiliated with it, or provide its own personnel for the performance of accounting, bookkeeping and computer services in connection with such preparation and transmittal, all without any additional charge to Owner;

                  2.17. To institute and prosecute on behalf of Owner such legal actions or proceedings as the Manager deems appropriate; to collect sums due Owner; with Owner's approval, to evict a Tenant, former Tenant or occupant of the Property; to regain possession of the Property or any part thereof; to contest any bill or charge asserted against or with respect to the Property; to defend any administrative or legal action brought against Manager; to defend any administrative or legal action brought against Owner with respect to the Property or the Property with Owner's approval;

                  2.18. To maintain such bank or similar accounts on behalf of Owner, and in Owner's name, as are necessary or appropriate in the operation of the Property, including such reserve, investment, security, escrow and other accounts, it being understood that all rents and income from the Property shall be deposited into an account in Owner's name;

                  2.19. To open and maintain accounts on behalf of Owner with such suppliers and vendors as are necessary or appropriate for the efficient operation of the Property;

                  2.20. Subject to the approval by the Owner, to join and participate on Owner's behalf in such professional, trade or industry organizations and associations relating to shopping centers as is necessary or appropriate with respect to the operation of the Property;

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                  2.21. To notify Owner of any violations of any laws, orders, rules, or determinations of any governmental authority or agency affecting the Property promptly after such occurrence is known to Manager;

                  2.22. To notify Owner of any catastrophe or major loss or damage or other material adverse change with respect to the Property, and to similarly notify all appropriate insurance authorities of the same, promptly upon Manager's knowledge thereof;

                  2.23. To supervise and arrange for all construction work performed on behalf of Owner at, in or about the Property. Manager shall be paid a construction supervision fee in the amount of five percent (5%) of the total construction costs or such greater amount as is negotiated and agreed upon by Manager and Owner;

                  2.24. Upon request of Owner, to provide or arrange for such engineering, architectural, design or consulting services with respect to construction, rehabilitation or decorating work or proposed construction, rehabilitation or decorating work at the Property, all such services to be paid for by Owner;

                  2.25. With Owner's approval, to handle on behalf of Owner the submission to appropriate insurance officials of insurance claims and, with the consent of the Owner, the settlement thereof;

                  2.26. To prepare such reports, data, presentations, market surveys or other material as Owner requests in connection with the sale, refinancing, disposition or master leasing of the Property;

                  2.27. To institute at Owner's expense, advertising, marketing and public relations campaigns pertaining to the Property;

                  2.28. To recommend to Owner, where Manager deems it appropriate, programs for the rehabilitation, remodeling, repairs and marketing of the Property; and

                  2.29. To perform such other services on behalf of Owner with respect to the Property customarily performed by Managers within the Property's geographical area as shall be reasonably requested from time to time by Owner. If Owner and Manager disagree as to which services are customarily performed by Managers as aforesaid, Manager shall not be required to perform such service until resolution of such dispute, and such non-performance shall not be the basis of termination by Owner of this Agreement.

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         3. Owner expressly withholds from Manager any power or authority to make any structural changes in any building or to make any other major alterations or additions in or to any such building or equipment therein, or to incur any expense chargeable to Owner other than expenses related to exercising the express powers above vested in Manager without the prior written direction of Owner (or any party that Owner shall direct), except such emergency repairs as may be required because of danger to life or property or which are immediately necessary for the preservation and safety of the Property or the safety of the occupants thereof or are required to avoid the suspension of any necessary service to the Property.

                  3.1. Manager agrees to remit promptly to the account designated by Owner, all receipts received in the prior calendar month with respect to the Property in excess of budgeted operating expenses and reserves.

                  3.2. Manager's duties under this Agreement are limited as follows:

                           (i) Manager shall not have any authority to enter
into any leases for or on behalf of the Owner, although the Manager shall be authorized to negotiate term sheets for leases of space in the Property and present those term sheets to Owner for Owner's approval. All leases of space in the Property must be signed by the Owner and must be on a lease form approved by the Owner.

                           (ii) Manager shall obtain and present to Owner for
approval and execution by Owner contracts for electricity, gas, fuel, water and telephone, maintenance services, trash services, and other services as Manager deems advisable. Manager may enter into contracts on behalf of Owner only after Owner's written approval thereof provided that Owner's approval is not required for a contract for a service in which the cost for such service under such contract does not exceed the cost specified in the Budget. Manager shall not have authority to enter into any contract for any services whose estimated cost would exceed the cost specified therefor in the Budget.

                           (iii) Manager shall give Owner prompt written notice
of any claim which may affect the Property, or of any alleged violations of any applicable law relating to the Property. Manager may not hire any legal counsel to defend any such claim against Owner without Owner's prior written consent.

                           (iv) To the extent that operating revenues of the
Property are available to do so, Manager shall use all reasonable efforts to cause the Property to be operated in accordance with applicable law and all insurance requirements; provided, however, that Manager shall not, without the prior written consent of Owner, make any alterations or repairs, if not included in the then current budget, except for emergency repairs described in Section 3.

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                           (v) To the extent that operating revenues of the
Property are available to do so, Manager shall enforce all provisions of all contracts and leases to which Owner is a party, except that Manager may not institute any legal action against a vendor or a tenant without the written approval of the Owner.

                           (vi) Manager shall establish, maintain and supervise
at the Manager's office such books and records necessary or desirable in order for Manager to render monthly financial statements to the Owner. Such records shall be kept for a period of not less than three (3) years and, upon termination of this Agreement for any reason, Manager shall turn over all of such books and records to the Owner and be relieved of any obligation to maintain records thereafter. Owner or any partner of Owner shall have the right to inspect such records at any time upon 24 hours notice to the Manager.

                           (vii) If Manager must engage employees to render the
services required by Manager hereunder, all such employees shall be employees of the Manager, and not employees of the Owner.

         4. Owner, and not Manager, shall be responsible for providing the necessary funds to maintain and operate the Property as efficiently as possible and in a first class manner in keeping with the standards of operations for similarly situated shopping centers in the area and Manager's obligations hereunder are conditioned upon Owner doing so. Owner shall advance such funds to Manager no later than fifteen (15) days after its receipt from Manager of notice of the necessity for such advance. Owner agrees to provide any anticipated cash deficits fifteen (15) days prior to its occurrence. If Owner fails to provide such funds to Manager, however, Owner shall not be liable in damages or for specific performance and Manager's remedies for breach by Owner of Owner's covenants in this Section 4 shall be to terminate this Agreement, in which event the provisions of Section 10 hereof shall be applicable.

         5. Except as otherwise provided for herein, Owner shall pay to Manager a property management fee in an amount equal to 3% of the gross receipts of the Property. This fee shall be payable in monthly installments from the operating accounts maintained pursuant to Section 2.18 hereof. Gross receipts of the Property shall include all rents, percentage rents, tenant charges, reimbursements from Tenants for common area maintenance charges, insurance, utilities and real estate taxes and such other amounts as are collected from Tenants, but shall exclude the proceeds from any sale or refinancing of the Property or any portion thereof and the proceeds of any settlements, insurance award (except for rental loss insurance) or condemnation award. This fee does not include commissions for leasing services set forth in Section 5.2.

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                  5.1. To the extent that operating revenues of the Property are insufficient to pay the management fee in full when due, and to the extent that Manager agrees in writing in advance to defer receipt by it of any part of the management fee due it, the amount so deferred shall bear interest at the rate of two (2) percentage points in excess of the "prime rate" or "base rate" from time to time announced by Citibank, N.A., New York New York compounded monthly. Nothing herein contained, however, shall be construed to obligate Manager to defer receipt by it of any management fee or other fees whatsoever.

                  5.2. Manager or its affiliate shall be the leasing agent for the Property. Owner shall pay brokerage commissions as follows:

                           (a) Subject to the provisions of subsection (e)
hereof, with respect to all leases negotiated with new tenants a commission of
(a) 4% of gross minimum rent (which, as used in this agreement, excludes common area maintenances, taxes and expense reimbursements payable by a tenant) for leases of less than 5,000 rentable square feet and (6) 3% of gross minimum rent for leases of 5,000 or more rentable square feet. One half (1/2) of said commission shall be paid when the lease has been signed by the Owner and tenant and the tenant opens for business, and the remainder of the commission shall be paid upon the later of the date tenant opens for business or the date tenant pays its first full monthly rent payment.

                           (b) With respect to any new lease with an existing
tenant, extension of the term of an existing lease (beyond any then existing lease term, plus renewals) with a then existing tenant, or the exercise by a tenant of a renewal option, the commission shall be 2% of the gross minimum rent, but in no event shall the fee be less than $300.00.

                           (c) No commissions shall be due and payable upon any
sale, refinancing or ground lease of the entire Property except as set forth in
Section 4.8 of the Limited Partnership Agreement of Owner (such fee may be payable to Manager in lieu of General Partner or another Affiliate (as defined in the Limited Partnership Agreement of Owner)).

                           (d) In the event that a tenant vacates the Property
prior to the expiration of its lease, Manager will, subject to the following conditions in this subsection, reimburse Owner for a pro rata credit for the unearned portion of the commission, provided that Manager negotiated the original lease and received a commission. Manager's obligation to return a pro rata portion of the commission shall be, in the event of a co-broker, only that share of the commission retained by Manager. Said reimbursement to Owner shall be due only as a credit against the next commission earned in re-leasing said vacated space. It shall be the duty of the Manager to renegotiate leases, where possible, with existing tenants in the Property.

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                           (e) Manager shall have an exclusive listing of all
rentals in the Property and shall be entitled to a commission in those instances where another real estate broker represents the tenant or is otherwise responsible for causing a lease to be executed, it being the responsibility of the Manager to pay such other broker any commissions due it. In the event that Manager has to pay an outside broker, the commission payable to Manager shall be one and one-half times the commission amounts as stated in Section 5.2(a) and Manager agrees to pay such outside broker a commission of not less than 50% of Manager's commissions specified in Section 5.2(a) (and if Manager negotiate a lesser amount, the amount payable to Manager under this subsection 5.2(e) shall be reduced by the amount of such savings).

                           (f) Notwithstanding anything to the contrary in this
Section 5, however, no commission shall be payable under any lease for a period covering more than 15 years. For example, if Owner enters into a 20 year lease with a tenant, a commission shall be based only on the initial 15 years; or if the Owner enters into a lease with a tenant providing for one initial 5-year term and three 5-year renewal terms, commissions shall be based solely on the initial 5-year term and two of the 5-year renewal terms. However, if all renewal options in a lease have expired, and the lease is then renewed or a new lease is entered into with the same tenant, the Manager will be entitled to a commission thereon pursuant to Section 5.2(b).

         6. Owner shall reimburse Manager for reasonable, actual out-of-pocket expenses including telephone and facsimile charges, postage and express mail service and travel and food expenses incurred by Manager in connection with Manager's on site supervision of the Property by Manager's officers and personnel (evidenced by receipts submitted to Owner).

         7. The Manager, on behalf of Owner, shall engage Stuart H. Widowski, Esq., or his successor, as legal counsel to provide legal services for Owner and the Property. Such services shall be provided as required and at a rate of $200 per hour unless otherwise agreed to by Owner and Manager.

         8. In performing its obligations hereunder, Manager shall comply with all applicable federal, state and local laws and regulations.

         9. The initial term of this Agreement shall be for a period of one (1) year from the date hereof and this Agreement shall automatically renew from year to year thereafter unless and until terminated by either party upon ninety (90) days' prior written notice thereof. Notwithstanding the foregoing, Owner shall be entitled to terminate this Agreement (with no additional compensation) at any time upon fifteen (15) days' notice to Manager in the event of the malfeasance or breach of this Agreement by Manager or upon the filing of a bankruptcy petition against or by Manager. This Agreement shall terminate automatically (with no additional compensation) if:

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                  (i) all or substantially all of the Property is condemned or acquired by eminent domain; or

                  (ii) all or substantially all of the Property is destroyed by fire or other casualty as a result of which all or substantially all of the Tenants are unable to continue the normal conduct of their business in their respective occupied spaces and are permanently released under their respective leases from the payment of all rent thereunder; or

                  (iii) all of the Property is sold to an unrelated, third-party purchaser.

          10. Owner shall pay or reimburse Manager for any monies due it under this Agreement for services prior to termination, notwithstanding termination of this Agreement. All provisions of this Agreement that require Owner to have insured or to defend, reimburse or indemnify Manager shall survive any termination and, if Manager is or becomes involved in any proceeding or litigation by reason of having been Owner's Manager, such provisions shall apply as if this Agreement were still in effect. Owner agrees that Manager may withhold funds for thirty (30) days after the end of the month in which this Agreement is terminated to pay bills previously incurred but not yet invoiced, and to close accounts.

          At the expiration or earlier termination of this Agreement, and as a condition to paying any fees due to the Manager, Manager shall deliver to Owner all cash and security deposits, if any, previously collected and not properly expended or otherwise delivered to Owner by Manager for the benefit of Owner; all originals and executed copies of leases and all related lease files; all other books and records in the possession of the Manager relating to the Property; all licenses and permits relating to the Property; and all other software associated with the foregoing. Manager shall cooperate in good faith to achieve the orderly transfer of the management responsibilities for the Property to the new manager designated by Owner.

          11. Owner agrees to indemnify, defend, and save the Manager, its officers and employees harmless from and against all claims, disputes, losses, liabilities and suits (including but not limited to all attorneys' fees and litigation expenses and Manager's costs in connection therewith) in any way:

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                  (i) relating to or arising in connection with the Property and/or damage to property and injuries to or death of any employee, invitee or other person whomsoever, and/or Manager's performance of its duties hereunder;

                  (ii) relating to any proceeding or suit involving an alleged violation by Owner of any law applicable to the Property or operations thereof; and

                  (iii) relating to obligations assumed by Manager, its officers or employees in connection with any financing or refinancing entered into in connection with the Property.

                  11.1. The obligations of Owner to indemnify, hold harmless, and reimburse Manager are subject to the following conditions:

                           (i) Manager shall promptly notify Owner of any matter
with respect to which Owner is required to indemnify, hold harmless, or reimburse Manager; and

                           (ii) Manager shall not take or fail to take any
actions, including an admission of liability, which would bar Owner from enforcing any applicable coverage under policies of insurance held by Owner or would prejudice any defense of Owner in any appropriate legal proceedings pertaining to any such matter or otherwise prevent Owner from defending itself with respect to any such matter, provided such action or failure to act resulted from the gross negligence or willful malfeasance of Manager.

                  Notwithstanding the foregoing, Owner shall not be required to indemnify, hold harmless, or reimburse Manager with respect to any matter (a) to the extent the same resulted from the gross negligence or willful malfeasance of Manager or actions taken by Manager outside of the scope of Manager's authority under this Agreement or any express or implied direction of Owner, (b) which are covered under workmen's compensation, disability benefits or other insurance, or
(c) to damages or injuries to persons or property caused or occasioned by the operation of a motor vehicle of any description which are covered by automobile liability insurance maintained by Manager as required herein (Manager shall be entitled to indemnification if such damages or injuries are not covered by such automobile liability insurance provided that such damages or injuries are not due to actions by Manager outside of the scope of Manager's authority under this Agreement). Manager agrees to insure itself and its employees, with appropriate limits of liability, against liability for damages or injuries to persons or property caused or occasioned by the operation of any motor vehicle, and to furnish evidence of such insurance to Owner; provided that Manager is entitled to be reimbursed for the pro rata share of any auto policy apportionable to the Property.

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                  The provisions of this section shall survive the expiration or any termination of this Agreement.

          12. Owner and Manager shall each waive any claim for loss or damage against the other and mutually agree to hold each other harmless for loss to the Property to the extent that either party is reimbursed or indemnified by insurance coverage.

          13. Manager will promptly notify Owner of any violations of any requirements of any statute, ordinance, law or regulation of any Governmental body or any public authority or official thereof having jurisdiction and shall promptly take all actions necessary to cure such violations and to prevent any civil or criminal liability from being imposed.

          14. In the event it is alleged or charged that the Property or any equipment therein or any act or failure to act by the Owner or its Managers with respect to the Property or the sale, rental, or other disposition thereof fails to comply with, or is in violation of, any of the requirements of any provision, statute, ordinance, law, or regulation of any governmental body or any order or ruling of any public authority or official thereof having or claiming to have jurisdiction thereover, and Manager, in its sole and absolute discretion, considers that the action or position of Owner may result in damage or liability to Manager, Manager shall have the right to cancel this Agreement at any time by giving not less than thirty (30) days' prior written notice to Owner of its election so to do, which cancellation shall be effective upon the service of such notice. Such notice may be served personally or by United States certified mail, and if served by mail shall be deemed to have been served when deposited in the United States mail system. Such cancellation shall not release the indemnities of Owner and Manager set forth herein and shall not terminate (i) any liability or obligation of Owner to Manager for any payment, reimbursement, or other sum of money then due and payable to Manager hereunder as of the date of such cancellation, or (ii) any obligation of Manager to remit moneys to Owner or to complete its obligations hereunder to the date of such cancellation. Manager shall cooperate with Owner to ensure a smooth and efficient transition to a new managing Manager, including but not limited to, prompt delivery of files relating to the Property.

          15. Manager agrees to indemnify, defend and save Owner harmless from and against all claims, disputes, losses, liabilities and suits (including but not limited to all attorneys' fees and litigation expenses and Owner's costs in connection therewith) in any way resulting from the gross negligence or willful malfeasance of Manager, or its employees:

                  (i) Relating to or arising in connection with the Property and/or damage to property and injuries to or death of any employee, invitee or other person whomsoever, and/or Manager's performance of its duties hereunder; and

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                  (ii) Relating to any proceeding or suit involving an alleged violation by Manager of any law applicable to the Property or operations thereof.

          16. Manager shall furnish Owner with evidence that Manager has in force during the term of this Agreement liability insurance (in amounts not less than $1,000,000 per occurrence and $3,000,000 in the aggregate) and will maintain these limits throughout the term of this Agreement.

          17. It is expressly agreed by the parties that:

                  17.1. The parties have entered into this Agreement without any inducements, representations, statements, warranties or agreements made by either party other than those expressly stated herein.

                  17.2. This Agreement embodies the entire understanding of the parties with respect to the subject matters stated herein and there are no other understandings or undertakings related to the within subject matters. This Agreement may be modified only by a written agreement signed by the parties hereto.

                  17.3. The provisions of this Agreement are severable and to the extent that any provision herein is determined by court order, law or rule to be invalid, such invalidity shall in no way affect nor invalidate the other provisions of this Agreement.

                  17.4. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  17.5. With respect to any and all disputes under or relating to this Agreement, the parties consent to the exclusive jurisdiction and venue of the Supreme Court of the State of New York, Nassau County and the United States District Court for the Eastern District of New York and the appellate courts with supervisory powers thereover.

                  17.6. The parties agree that in any litigation or proceeding commenced by either party against the other, service of process shall be deemed to be effective either by hand delivery thereof or by the mailing thereof via certified mail, postage prepaid, with a proof of mailing receipt validated by the U.S. Postal Service constituting the sufficient evidence of service of process.

                  17.7. With respect to any notices that are required or permitted to be made pursuant to this Agreement, they shall be in writing and either delivered personally or sent by United States mail addressed as follows:

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As to Owner:               Halifax Plaza Associates, LP
                           c/o Cedar Bay Realty Advisors, Inc.
                           44 South Bayles Avenue, Suite 304
                           Port Washington, New York 11050
                           Attention: Leo S. Ullman

With a copy to:            Kimco Realty Corporation
                           4979 Old Street Road
                           Trevose, Pennsylvania 19053
                           Attention:  Mr. John Greenwood

As to Manager:             Brentway Management LLC
                           44 South Bayles Avenue
                           Suite 304
                           Port Washington, New York 11050
                           Attention: Brenda J. Walker

                  17.8. This Agreement may not be assigned by Manager without the prior written consent of Owner, provided, however, that Owner consents to Manager's designating a subsidiary or affiliate of Manager to act on behalf of Manager as leasing and rental Manager for the Property. This Agreement shall be binding upon and benefit the parties hereto and their respective successors and permitted assigns.

                  17.9. This Agreement shall not be deemed at any time to be an interest in real estate or a lien of any kind against the Property. The rights of Manager created hereby shall not run with the land. The rights of Manager hereunder shall at all times be subject and subordinate to any mortgage encumbering any or all of the Property and Manager agrees to execute from time to time documents required by a Mortgagee to confirm the foregoing subordination.

                  17.10. Manager's relationship to Owner is strictly and solely that of an independent contractor. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture between Manager and Owner.

                  17.11. Neither the Owner nor any present or future member, manager, officer, director, employee, representative or agent of Owner shall have any personal liability of any kind or nature whatsoever arising under this agreement, and the liability of the Owner (and any present or future partner of Owner) for its obligations under this agreement shall be limited solely to Owner's interest in the Property and Manager shall look solely to the Property (and the cash flow therefrom) for the enforcement of Manager's rights hereunder.

                  17.12. This Agreement may not be amended, altered or modified except by written instruments signed by Owner and Manager and consented to by Owner's Partners.

                  17.13. This Agreement may be executed in one or more counterparts (and by different parties hereto on different counterparts), each of which will constitute an original, but all of which when taken together shall constitute a single contract. A facsimile signature shall for all purposes be deemed to be an original signature, and either party hereto shall forward to the other party an original signature if required by the other party.

                  18. Manager acknowledges that Owner has obtained a loan from Citizens Bank of Pennsylvania ("Lender") in the principal amount of up to $4,265,000 (the "Loan"), which is governed by a certain Loan Agreement between Owner and Lender dated the date hereof. For so long as the Loan is outstanding:

          (a) except as otherwise provided in the Loan Agreement, this Agreement shall be terminable by Lender or its nominee without penalty or premium following the occurrence of an Event of Default (as such term is defined in the Loan Agreement) or by Owner after Lender has notified Owner in writing that Manager is unsatisfactory to Lender, in each case upon thirty (30) days prior written notice to Manager;

          (b) all payments hereunder shall be subject and subordinate in lien and priority of payment to the payment of all principal and interest and all other amounts due under the Loan; and

          (c) Manager shall promptly notify Lender with respect to any default hereunder and promptly deliver to Lender a copy of each notice, report, plan or statement delivered by Manager to Owner hereunder.


                  [Remainder of Page Blank; Signatures Follow]

          IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed this Property Management Agreement as of the day and year first set forth above.

                           MANAGER
                           -------

                           BRENTWAY MANAGEMENT LLC


                           By: ________________________
                               Brenda J. Walker
                               President

                           OWNER
                           -----

                           HALIFAX PLAZA ASSOCIATES, L.P.

                           By: CIF-Halifax Plaza Associates,
                               LLC, its general partner

                               By: Cedar Income Fund Partnership,
                                   L.P., its sole member

                                   By: Cedar Income Fund, Ltd.,
                                       its general partner



                                       By: _________________________
                                           Brenda J. Walker
                                           Vice President